Q2 2025 Results

2 TABLE OF CONTENTS Legal Disclosures 3 – 4 Guiding Principles & Social Impact 5 – 6 Business First Bancshares, Inc. Overview 7 – 12 Liquidity and Deposits 13 Securities Portfolio 14 Branches & Noninterest Revenue 15 – 16 Financial Results Q2 2025 Financial Results 18 – 19 Stable Credit Performance 20 Yield/Rate Analysis 21 – 23 Loan Portfolio Operating Loan Growth 25 Loan Composition 26 – 28 Appendix 30 – 37

3 LEGAL DISCLOSURES Special Note Concerning Forward-Looking Statements This investor presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements in some cases through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation including, without limitation, the risks set forth in “Forward Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025 (as may be amended in the Company’s Quarterly Reports on Form 10-Q). Many of these factors are difficult to foresee and are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Non-GAAP Financial Measures This presentation includes certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of the ongoing operations and enhance comparability of results with prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and the analysis of ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from the reporting measures with similar names as used by other companies. You should understand how such other banking organizations calculate their non-GAAP financial measures with names similar to the non-GAAP financial measures discussed herein when comparing such information. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix to this presentation.

4 LEGAL DISCLOSURES Additional Information and Where to Find It This communication is being made with respect to the proposed transaction involving Business First Bancshares, Inc. (“BFST”) and Progressive Bancorp, Inc. (“Progressive”). This material is not a solicitation of any vote or approval of the Progressive shareholders and is not a substitute for the proxy statement/prospectus or any other documents that BFST and Progressive may send to their respective shareholders in connection with the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the proposed transaction between BFST and Progressive, BFST will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of Progressive and a prospectus of BFST, as well as other relevant documents concerning the proposed transaction. Before making any voting or investment decisions, investors and shareholders are urged to read carefully the Registration Statement and the proxy statement/prospectus regarding the proposed transaction, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Progressive will mail the proxy statement/prospectus to its shareholders. Shareholders are also urged to carefully review and consider BFST’s public filings with the SEC, including, but not limited to, its proxy statements, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Copies of the Registration Statement and proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about BFST, may be obtained, free of charge, as they become available at the SEC’s website at www.sec.gov. You will also be able to obtain these documents, when they are filed, free of charge, from BFST at www.b1BANK.com. Copies of the proxy statement/prospectus can also be obtained, when they become available, free of charge, by directing a request to Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, LA 70801, Attention: Corporate Secretary, Telephone: 225-248-7600. Participants in the Solicitation BFST, Progressive and certain of their respective directors, executive officers and employees may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of Progressive’s shareholders in connection with the proposed transaction. Information about BFST’s directors and executive officers is available in its definitive proxy statement relating to its 2025 annual meeting of shareholders, which was filed with the SEC on April 9, 2025, and other documents filed by BFST with the SEC. Other information regarding the persons who may, under the SEC’s rules, be deemed to be participants in the solicitation of proxies of Progressive’s shareholders in connection with the proposed transaction, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

5 GUIDING PRINCIPLES b1BANK’s five guiding principles reflect our core beliefs and values, which drive all decisions irrespective of our goals, strategies, or external factors. These tenets are more than guides for making business decisions; they are the core of our culture, driving our day-to-day interactions between employees and with our clients to make a positive impact on the communities we serve.

6 SOCIAL IMPACT 2025 YTD Total Volunteerism:  2,134 Hours  353 hours of financial literacy education and non- profit service  Partnership through b1BANK Financial Institutions Group  Partner with Minority Depository Institutions (MDI) by helping with correspondent banking services, specialized expertise, supplier network access and investment. Each partnership is unique based on the MDI’s needs.  Through YTD 2025: 14 bank partners 2021 Inception Through June 2025:  Mentored 892 businesses  Conducted training classes to help 3,690 entrepreneurs start or grow their business Project REACh b1 FOUNDATION b1COMMUNITY 2,134 Volunteer Hours 892 Businesses Mentored

BUSINESS FIRST BANCSHARES, INC. OVERVIEW

Company Overview

Ticker: BFST (Nasdaq)

Market Capitalization: $730 million (as of June 30, 2025)

Headquarters: Baton Rouge, Louisiana

Franchise Highlights:

- Diversified commercial-focused bank with $7.9 billion in assets and operations in Louisiana, Texas and Mississippi including: 38 legacy Louisiana full-service Banking Centers(5), two LPO/DPO offices, 15 metro-focused Texas Banking Centers and one registered investment advisory in Ridgeland, MS
- #1 deposit market share in Louisiana for Louisiana-headquartered banks(1)
- Texas markets represents 40% of credit exposure, as of 6/30/25
- Diversified deposit base with 106,262 accounts with an average balance of $60,413 and an organic deposit growth CAGR of ~15% since 4Q15(2)
- Since 2018, completed three equity capital raises including IPO totaling $151.0 million of additional capital in addition to two subordinated debt issuances totaling $77.5 million
- On October 1, 2024, Business First closed its previously announced acquisition of Oakwood Bancshares, Inc. (Oakwood) and its wholly-owned subsidiary, Oakwood Bank. Oakwood had approximately $862 million of total assets, $700 million of total loans, and $741 million of total deposits as of September 30, 2024
- On July 7, 2025, BFST announced the acquisition of Progressive Bancorp, Inc. and Progressive Bank, in an all-stock transaction valued at approximately $82.6 million which upon completion will strengthen its North Louisiana franchise; as of Q1'25, Progressive had $752 million in total assets, $583 million in total loans, and $673 million in total deposits

Financial Highlights of 2Q25 ($ millions)	
Assets	$7,948
Gross Loans Held for Investments	$6,048
Deposits	$6,420
Loan-to-Deposit Ratio	94.2%
ROAA	1.07%
ROACE	10.87%
Core ROAA(3)	1.01%
Core ROACE(3)	10.23%
NPLs/Total Loans(HFI)	0.97%
Tier 1 Risk-based Capital Ratio(4)	10.99%
Tier 1 Leverage Ratio(4)	9.86%
Total Risk-based Capital Ratio(4)	13.07%
TCE/TA(3)	8.19%


DALLAS
SHREVEPORT
MONROE
JACKSON
BATON ROUGE
HOUSTON
LAKE CHARLES
LAFAYETTE
NEW ORLEANS
BANKING CENTERS
SSW INVESTMENTS
LOAN PRODUCTION OFFICES
*Dots above may not represent exact geographic location.

BFST operates 57 locations including 55 full-service Banking Centers(5) and 2 LPOs across Louisiana and Texas

(1) Deposit market share is as of June 30, 2024, per FDIC data.
(2) Jumbo deposits reflects total deposits of $250 thousand or greater. Deposit balances exclude Business First Bancshares Holding Company deposits with the Bank subsidiary and acquired deposits and includes brokered deposits.
(3) Non-GAAP financial measure. See appendix for applicable reconciliation.
(4) Preliminary consolidated capital ratios as of June 30, 2025.
(5) Includes one closed full-service Banking Center in Rayville, LA that maintains an active ITM.

7

8 EXECUTIVE MANAGEMENT Jude Melville Chairman, President and CEO Age: 50 Year Started at BFST: 2006 Philip Jordan EVP, Chief Banking Officer Age: 53 Year Started at BFST: 2008 Keith Mansfield EVP, Chief Operations Officer Age: 49 Year Started at BFST: 2016 Chad Carter EVP, Correspondent Banking Age: 42 Year Started at BFST: 2011 Gregory Robertson EVP, Chief Financial Officer Age: 53 Year Started at BFST: 2011 Heather Roemer EVP, Chief Administrative Officer Age: 44 Year Started at BFST: 2009 Saundra Strong EVP, General Counsel Age: 47 Year Started at BFST: 2021 Kathryn Manning EVP, Chief Risk Officer Age: 38 Year Started at BFST: 2013 Warren McDonald EVP, Chief Credit Officer Age: 58 Year Started at BFST: 2006 Jerry Vascocu President, b1BANK Age: 52 Year Started at BFST: 2022

9 DIVERSIFIED FOOTPRINT Note: Dollars in millions. Financial data as of June 30, 2025. Deposit balances do not tie to consolidated figures as a result of wholesale deposits, timing differences and other items recorded at the corporate level. Loan amounts based on outstanding loan balance before accounting adjustments. (1) Banking Center count includes one standalone ITM. (2) Excludes standalone ITM from Deposits / Banking Center calculation. Dallas Fort Worth Region # of Banking Centers: 12 # of LPOs: 1 Total Loans: $1,961.5 Total Deposits: $1,073.5 Deposits / Banking Center: $89.5 Houston Region # of Banking Centers: 5 Total Loans: $444.5 Total Deposits: $522.6 Deposits / Banking Center: $104.5 Southwest Louisiana Region # of Banking Centers: 21 Total Loans: $1,325.0 Total Deposits: $2,117.5 Deposits / Banking Center: $100.8 Greater New Orleans Region # of Banking Centers: 8 # of LPOs: 1 Total Loans: $1,152.9 Total Deposits: $1,020.1 Deposits / Banking Center: $127.5 North Louisiana Region # of Banking Centers(1): 9 Total Loans: $1,074.6 Total Deposits: $887.6 Deposits / Banking Center(2): $110.9

10 $1 4. 1 $2 3. 8 $3 0. 0 $5 2. 1 $5 2. 9 $6 5. 6 $5 9. 7 $7 1. 6 $16.8 $24.6 $37.5 $53.9 $57.6 $66.3 $65.8 $75.5 2018 2019 2020 2021 2022 2023 2024 TTM Q2'25 Net Income Core Net Income LONG-TERM PROFITABILITY Note: Dollars in millions, except for per share data. (1) Non-GAAP financial measure. See appendix for applicable reconciliation. (1) $1 .2 2 $1 .7 4 $1 .6 4 $2 .5 3 $2 .3 2 $2 .5 9 $2 .2 6 $2 .5 1 $1.45 $1.80 $2.05 $2.61 $2.52 $2.62 $2.49 $2.65 2018 2019 2020 2021 2022 2023 2024 TTM Q2'25 EPS Core EPS $1 9. 68 $2 1. 47 $1 9. 88 $2 1. 24 $2 0. 25 $2 2. 58 $2 4. 62 $2 6. 23 $1 5. 34 $1 7. 31 $1 6. 80 $1 7. 71 $1 6. 17 $1 8. 62 $1 9. 92 $2 1. 61 $15.60 $17.12 $16.28 $17.77 $19.12 $21.25 $22.05 $23.22 2018 2019 2020 2021 2022 2023 2024 Q2'25 BVPS TBVPS TBVPS (excl. AOCI) 71 .8% 64 .4% 67 .8% 61 .8% 65 .3% 61 .6% 65 .4% 63 .5% 66.9% 63.4% 61.1% 60.6% 62.8% 61.9% 64.5% 63.1% 2018 2019 2020 2021 2022 2023 2024 TTM Q2'25 Efficiency Ratio Core Efficiency Ratio (1) (1) (1) (1) Diluted EPS Available to Common Shareholders Tangible Book Value Per Share Net Income Available to Common Shareholders Efficiency Ratio

DEPOSIT GROWTH THROUGH ORGANIC AND M&A STRATEGY

- **Deposit strategy reflects consistent organic growth augmented with opportunistic M&A**
- **Total deposit CAGR of ~23% since Q4'15**
- **Organic deposit CAGR of ~15% since Q4'15 (excluding acquired deposits)(2)**



2018
Acquired $554M deposits in 2018 (Minden & Richland)
$124M organic growth in total deposits in 2018(2)
2020
Acquired Pedestal and $1.2B in total deposits in 2020
$660M organic growth in total deposits in 2020(2)
2022
Acquired Texas Citizens and $477M in total deposits in 2022
$266M organic growth in total deposits in 2022(2)
2024
Acquired Oakwood and $714M in total deposits in 2024
$549M organic growth in total deposits in 2024(2)
$904
$904
$933
$933
$1,056
$1,056
$1,734
$554
$1,180
$1,782
$1,782
$3,617
$1,175
$2,442
$4,077
$4,077
$4,820
$477
$4,343
$5,249
$5,249
$6,511
$714
$5,798
$6,458
$6,458
$6,420
$6,420
Q4'15
Q4'16
Q4'17
Q4'18
Q4'19
Q4'20
Q4'21
Q4'22
Q4'23
Q4'24
Q1'25
Q2'25(3)
Organic Deposits
Acquired Deposits

(amounts in actuals)	Q4'15	Q4'16	Q4'17	Q4'18	Q4'19	Q4'20	Q4'21	Q4'22	Q4'23	Q4'24	Q1'25	Q2'25
Non-Jumbo Deposit Accounts(4)	15,312	15,539	15,608	41,064	37,508	90,963	89,359	97,740	101,546	125,255	125,456	102,652
Jumbo Deposit Accounts(1)	448	502	612	987	1,001	1,902	2,300	2,714	3,009	3,564	3,705	3,610
Total Deposit Accounts(1)	**15,760**	**16,041**	**16,220**	**42,051**	**38,509**	**92,865**	**91,659**	**100,454**	**104,555**	**128,819**	**129,161**	**106,262**
Avg. Total Deposit Account Bal.	**$ 57,375**	**$ 58,151**	**$ 65,076**	**$ 41,234**	**$ 46,275**	**$ 38,946**	**$ 44,483**	**$ 47,986**	**$ 50,201**	**$ 50,546**	**$ 50,001**	**$ 60,413**

Note: Dollars in millions, unless otherwise noted. Above deposit information reflects b1BANK bank-level balances. Jumbo deposits reflects total deposits of $250 thousand or greater.
(1) b1BANK deposit accounts excludes 5 Business First Bancshares Holding Company accounts with the Bank subsidiary.
(2) Includes brokered deposits.
(3) Preliminary deposit balances as of 6/30/2025.
(4) Q2'25 linked-quarter decrease in accounts is attributed to the unwinding of Oakwood's brokered deposits.

11

PROVEN M&A TRACK RECORD

- BFST has a proven M&A track record and has successfully closed and integrated six whole-bank acquisitions and two non-bank acquisitions since 2015
- Most recent ability to close was proven with Oakwood Bancshares transaction, which was announced on April 25, 2024, and closed on October 1, 2024
- 26% total asset CAGR, 31% core net income CAGR, and 13% core EPS CAGR since commencing BFST's M&A strategy
- Significant improvement in profitability over the last ~10 years, with core ROAA improving from 0.58% in 2014 to 1.00%(2) and core efficiency ratio improving from 76.5% to 63.1%(2) over the same timeframe



American Gateway
• Closed 3/31/15
• $366MM in assets(3)
• 10 locations acquired
• $44.2MM deal value(3)
• 250 days to close transaction
Minden Bancorp
• Closed 1/1/18
• $315MM in assets(3)
• 2 locations acquired
• $56.5MM deal value(3)
• 87 days to close transaction
Richland State Bancorp
• Closed 11/30/18
• $307MM in assets(3)
• 8 locations acquired
• $44.7MM deal value(3)
• 179 days to close transaction
Pedestal Bancshares
• Closed 5/1/20
• $1.26B in assets(3)
• 22 locations acquired
• $128.3MM deal value(3)
• 100 days to close transaction
Texas Citizens Bancorp
• Closed 3/1/22
• $546MM in assets(3)
• 6 locations acquired
• $54.8MM deal value(3)
• 131 days to close transaction
Oakwood Bancshares
• Closed 10/1/24
• $862MM in assets(3)
• 6 locations acquired
• $102.0MM deal value(3)
• 159 days to close transaction
Progressive Bancorp
• Announced 7/7/25
• $752MM in assets(4)
• 9 locations
• $82.6MM deal value(4)

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Q2'25 TTM	10.5-Year CAGR
Total Assets	$ 687	$ 1,077	$ 1,106	$ 1,322	$ 2,099	$ 2,276	$ 4,175	$ 4,733	$ 5,990	$ 6,585	$ 7,857	$ 7,948	26%
Core Net Income(1)	$ 4.4	$ 4.1	$ 5.1	$ 3.1	$ 16.8	$ 24.6	$ 37.5	$ 53.9	$ 57.6	$ 66.3	$ 65.8	$ 75.5	31%
Core Diluted EPS(1)	$ 0.72	$ 0.73	$ 0.70	$ 0.39	$ 1.45	$ 1.80	$ 2.05	$ 2.61	$ 2.52	$ 2.62	$ 2.49	$ 2.65	13%
Core ROAA(1)	0.58%	0.51%	0.45%	0.26%	1.00%	1.15%	1.09%	1.22%	1.05%	1.05%	0.94%	1.00%	---
Core Efficiency Ratio(1)	76.5%	77.6%	81.1%	77.7%	66.9%	63.4%	61.1%	60.6%	62.8%	61.9%	64.5%	63.1%	---

Note: Dollars in millions, except per share data.
(1) Non-GAAP financial measure. See appendix for applicable reconciliation. Core earnings measures exclude merger charges, gain/loss on sale of securities, gain/loss on sale of former bank branches, among other non-core items.
(2) Non-GAAP financial measure. See appendix for applicable reconciliation. Reflects TTM results as of June 30, 2025.
(3) Reflects consolidated total assets and deal value at close.
(4) Consolidated total assets for Progressive Bancorp, Inc. as of March 31, 2025. Reflects transaction value at announcement.

12

13 LIQUIDITY AND DEPOSITS Deposit Composition Non-Interest Bearing NOW & Int. Bearing DDA MMDA & Savings Time Deposits • Continue to carry higher cash balances to support liquidity, with 6.09% of total assets at 6/30/2025. • Remain focused on core deposits, which represent over 84% of total deposits. • Continue to take advantage of wholesale funding alternatives to optimize interest costs and liquidity, utilizing FHLB and the brokered deposit market. • Ample contingent liquidity available of just over $3.7 billion at 6/30/2025, to supplement core deposit growth as needed. $6.42B Note: Dollars in millions. Data as of June 30, 2025. Historical Deposit Composition Liquidity Sources FHLB Borrowings Capacity 1,497$ Unencumbered Securities 553$ Available Excess Cash Reserves 412$ Fed Funds Sold 39$ Fed Funds Lines Available 160$ FRB Discount Window 987$ Total 3,648$

14 SECURITIES PORTFOLIO AFS Securities Portfolio• Portfolio serves as a source of on-balance sheet liquidity and provides interest income stability during times of declining rates. • With the relatively high-rate environment, the Bank is reinvesting portfolio cash flows and taking opportunities to modestly grow the portfolio as liquidity allows. • Total portfolio as of 2Q25 was $987.0 million in AFS, of which agency mortgage-backed securities (MBS) and A-rated municipal securities were the largest components. - 2Q25 weighted average yield of 2.77% - Weighted average life of 4.54 years - Estimated effective duration of 3.64 years $987.0M Note: Dollars in millions. Data as of June 30, 2025. Book Market Net Unrealized Value Value Gain / (Loss) Municipal Securities 294.2$ 270.1$ (24.1)$ Mortgage-Backed Securities 620.5 587.1 (33.4)$ Corporate & Other Securities 44.6 42.5 (2.1)$ U.S. Government Agencies / Treasuries 27.7 26.7 (1.0)$ Total AFS Securities 987.0$ 926.5$ (60.6)$ Deferred Tax Impact 12.8$ Other Equities Unrealized Gain/Loss -$ Accumulated Other Comprehensive Income/Loss (47.8)$

OPTIMIZING BRANCH NETWORK AND INFRASTRUCTURE INVESTMENTS

BFST Footprint(1)



Snyder, TX
b1BANK (Organic / De Novo)
(15 active(2) / 2 closed)
American Gateway
(6 active / 4 closed)
Minden
(2 active / 0 closed)
Richland
(5 active(3) / 2 sold / 1 closed)
Pedestal
(16 active / 2 Sold / 4 closed(4))
Texas Citizens
(5 active / 1 closed)
Oakwood
(6 active / 0 closed)
Closed, Sold, or Consolidated
(2 legacy / 14 acquired / 1 De Novo LPO)
Loan Production Office (LPO)
(2 active / 1 consolidated)

Q2'25 Activity

- ✓ Sold one acquired Pedestal location for 8.0% deposit premium
- ✓ Closed on April 4, 2025, including $50.7 million deposits and $2.3 million loans sold

December 31, 2014				June 30, 2025
6 Locations	**68 Added**	**17 Closed or Sold**		**57 Locations**

6 Locations
- ✓ 6 full-service Banking Centers
- ✓ ~$98MM avg. total deposits per Banking Center

+ 68 Added
- ✓ 54 acquired Banking Centers
- ✓ 7 De Novo Banking Centers
- ✓ 7 De Novo LPOs (4 LPOs converted to full-service, 1 LPO consolidated into existing Banking Center)

− 17 Closed or Sold
- ✓ 2 legacy b1BANK Banking Centers closed
- ✓ 1 LPO consolidated into existing location
- ✓ 10 acquired Banking Centers closed
- ✓ 4 acquired Banking Centers sold for a gain

= 57 Locations
- ✓ 55 Banking Centers(3)
- ✓ 2 active LPOs
- ✓ ~$119MM avg. total deposits per Banking Center(5)
- ✓ ~44% increase in average NIB deposits per Banking Center(6)

Data Source: S&P Global Market Intelligence.
(1) Reflects b1BANK branch network, including all acquired, closed/divested, and de novo Banking Centers.
(2) Includes four legacy b1BANK locations that converted from LPO to full-service Banking Centers. Includes six DFW Banking Centers.
(3) Includes one closed full-service Banking Center in Rayville, LA that maintains an active ITM.
(4) Excludes one location sold by Pedestal prior to closing.
(5) Excludes active LPOs and Rayville, LA standalone ITM from calculation.
(6) Represents aggregate growth in average noninterest bearing deposits per Banking Center from December 31, 2014, to June 30, 2025. Excludes active LPOs and Rayville, LA standalone ITM from calculation.

15

16 SMITH SHELLNUT WILSON (SSW) • April 1, 2021 – Smith Shellnut Wilson, LLC (SSW) was acquired by b1BANK and operates as a wholly-owned affiliate of b1BANK • SSW was founded in 1995 and offers investment advisory services, which includes discretionary and non-discretionary management of investment portfolios for a variety of clients including financial institutions, municipalities, high-net worth individuals, trusts and business entities • As of June 30, 2025, SSW maintained ~$5.37 billion in AUM(1), which includes negative impact of AOCI (~$4.08 billion bank AUM(1), ~$1.29 billion non-bank AUM) • For 2Q25, 36% of total AUM fees were represented by banks and credit unions and SSW provided portfolio management services for 52 bank clients FINANCIAL INSTITUTIONS GROUP (FIG) • September 2020, b1BANK announced the formation of its Financial Institutions Group (FIG) • The FIG team is headquartered in Dallas and responsible for correspondent banking activities including loan participations and deposit gathering initiatives • FIG currently maintains $547 million in total loan participations sold(2) and has generated $212 million(3) in total deposits through a relationship network of ~100 bank counterparties WATERSTONE LSP February 1, 2024 – Waterstone LSP was acquired by b1BANK and operates as a wholly- owned affiliate as a comprehensive resource for streamlined SBA lending. Waterstone opti- mizes partner banks’ SBA lending capabilities and achieves growth objectives with the following services:  Strategic Planning: Collaborate with client’s leadership to tailor an SBA lending strategy aligned with the institution’s goals  Efficient Loan Management: Waterstone’s platform simplifies pre-qualification, underwriting, packaging, and closing, accelerating the loan cycle and minimizing workload  Professional Servicing & Liquidation: Handle monthly reporting, remittances, payment processing, and all servicing actions diligently, ensuring compliance and efficiency Snapshot as of June 30, 2025:  23 banks under LSP Agreements  2Q25 loan closing volume of $14.3 million (includes $6.8 million of b1BANK loan closings)  2Q25 active pipeline of ~$55 million INTEREST RATE SWAPS November 2023, b1BANK announced the formation of its Derivative Solutions Group, providing a full suite of interest rate hedging products offered to our commercial borrowers, including, but not limited to; interest rate swaps, caps, floors, collars, cancellable swaps. We expect to expand into our institutional client base. Overview / Benefits • Protects b1BANK’s balance sheet from interest rate risk and generates fee income • Allows b1 bankers to compete effectively with larger regional and national banks who offer same product line, primarily, customer-level back-to-back rate swaps 2Q25 YTD PRODUCTION • 11 total trades • $46.3 million in total loan notional from back-to-back client swaps generated ~$1.4 million in fee income NONINTEREST REVENUE OPPORTUNITIES (1) Includes bank and credit union AUM. Excludes b1BANK securities portfolio and TruPs/CDs included in client portfolios. (2) Does not necessarily include total production/volume since inception. (3) Reflects average total deposits for Q2 2025. • The FIG sales team was also instrumental in BFST’s 1Q21 self- managed $52.5 million subordinated debt offering and the 3Q22 self- managed $72.0 million preferred equity raise

17 Financial Results

QUARTERLY FINANCIAL HIGHLIGHTS

		For the Quarter Ended,				
		6/30/2024	9/30/2024	12/31/2024	3/31/2025	6/30/2025
Profitability	Diluted Earnings per Common Share	$0.63	$0.65	$0.51	$0.65	$0.70
	ROAA	0.95 %	0.97 %	0.78 %	1.00 %	1.07 %
	ROACE	10.94	10.76	8.23	10.48	10.87
	Net Interest Margin	3.45	3.51	3.61	3.68	3.68
	Efficiency Ratio[(1)]	65.14	63.45	63.91	63.85	62.83
	Net Income Available to Common Shareholders in thousands	$15,856	$16,492	$15,138	$19,193	$20,753
	Core Pre-Tax, Pre-Provision Income[(1)] in thousands	$23,494	$25,281	$33,450	$28,742	$28,516
	Core Diluted Earnings Per Common Share[(1)]	$0.64	$0.68	$0.66	$0.65	$0.66
	Core ROAA[(1)]	0.98 %	1.01 %	1.00 %	1.01 %	1.01 %
	Core ROACE[(1)]	11.22	11.23	10.58	10.53	10.23
	Net Interest Margin excluding loan discount accretion[(1)]	3.34	3.46	3.56	3.64	3.64
	Core Efficiency Ratio[(1)]	64.50	62.21	63.09	63.35	63.51
Capital	Tier 1 Leverage Ratio[(2)]	9.49 %	9.61 %	9.53 %	9.70 %	9.86 %
	Total Risk-Based Capital Ratio[(2)]	12.88 %	12.99 %	12.75 %	13.03 %	13.07 %
	Tangible Common Equity / Tangible Assets[(1)]	7.43 %	7.75 %	7.63 %	8.06 %	8.19 %
	Tangible Book Value Per Share[(1)]	$19.22	$20.60	$19.92	$20.84	$21.61
Asset Quality	NPLs / Loans (Excl. TDRs)[(3)]	0.43 %	0.50 %	0.42 %	0.69 %	0.97 %
	Allowance for Credit Losses / Loans (Excl. HFS)	0.86	0.86	0.98	1.01	1.02
	ACL + FV Discount on Acquired Lns/ Loans (Excl. HFS)	1.05	1.04	1.18	1.20	1.19
	NCOs / Average Loans	0.03	0.02	0.03	0.02	0.01

- Net interest margin excluding loan discount accretion remained stable through continued pricing discipline with new and renewed loan originations while managing rate reductions on interest-bearing deposits.
- Weighted average loan originations continued to hold strong in June at 7.43%, down slightly from 7.58% in December.
- The weighted average rate of new interest-bearing non-maturity deposits were 3.06% in June down from 3.86% in December.
- Investments in non-interest income revenue initiatives continue to show early signs of success with loan sales, mostly SBA loans, producing income of $781,000 coupled with swap revenue of $808,000 during Q2.
- Successfully completed a core processing system conversion for the deposits, loans and general ledger systems to Fidelity Information Systems (FIS) to improve capabilities and efficiencies for future growth.

(1) Non-GAAP financial measure. See appendix for applicable reconciliation.
(2) Preliminary consolidated capital ratios as of 6/30/2025.
(3) Past due and nonaccrual loan amounts exclude purchased impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans. This was applicable to all periods 12/31/2022, and prior. The guidance and methodology were changed beginning 1/1/2023, due to CECL adoption.

18

BALANCE SHEET HIGHLIGHTS

For the quarter ended, $ millions	6/30/2025	Change vs. 3/31/2025	Change vs. 6/30/2024	Q2'25 Highlights
Gross Loans (Excl. HFS)	$6,047.7	1%	17%	Loan balances increased $66.7 million, or 1.12% for the quarter (4.48% Annualized) led by increases in Commercial ($98.8 million) and Commercial Real Estate ($61.6 million). Our Texas exposure represented approximately 40% of the overall loan portfolio.
ACL + Fair Value Discount on Acquired Loans	$71.9	1%	34%	ACL + Fair Value Discount on acquired loans as a percentage of total loans of 1.19%. Loan purchase discount decreased by approximately $1.2 million.
Investment Securities	$926.5	1%	6%	The $5.9 million increase for the quarter stemmed from positive fair market value adjustments ($6.4 million).
Deposits	$6,419.7	-1%	15%	Deposits decreased $38.5 million (0.60%, or 2.39% Annualized) during Q2 mostly attributable to $50.7 million of deposits transferred in the Kaplan branch sale. Excluding these sold deposits results in an increase of $12.1 million or 0.19% (0.76% annualized).
Borrowings	$613.1	41%	43%	Borrowings increased $179.0 million for the quarter due to an increase in short-term FHLB advances. These advances were done to bolster liquidity during the core conversion process involving a change in the bank's main correspondent banking relationship.
Total Equity	$848.4	3%	28%	Increase in equity for the quarter of $22.1 million driven by positive quarterly earnings coupled with positive after-tax fair value adjustments.

Balance Sheet Ratios, $ actual	6/30/2025	Actual 3/31/2025	Actual 6/30/2024	Highlights
Total Risk-Based Capital Ratio[(1)]	13.07 %	13.03 %	12.88 %	The improvement in the risk-based capital ratio was attributable to the retention of earnings coupled with stability of risk-based assets in 2Q25.
Tangible Common Equity / Tangible Assets[(2)]	8.19 %	8.06 %	7.43 %	Increase in equity for the quarter of $22.1 million driven by positive quarterly earnings.
Tangible Book Value Per Share[(2)]	$21.61	$20.84	$19.22	TBV increased 77 basis points or 3.70% (14.82% annualized) from the linked quarter and is attributed to $20.8 million net income available to common shareholders.
Gross Loans (Excl. HFS) / Deposits	94.21 %	92.61 %	92.80 %	Increase for the quarter was driven primarily by the sale of the Kaplan branch causing a $50.7 million reduction of deposits in Q2 on which the bank received an 8% premium on the sale. The gain on sale bolsters capital by $3.4 million while also reducing annual operating costs by approximately $750,000.

(1) Preliminary consolidated capital ratios as of June 30, 2024.
(2) Non-GAAP financial measure. See appendix for applicable reconciliation.

19

20 ACL & FV Discount(3) Past Due Loans(1) Note: Dollars in millions. Peer average based on average of last five quarters ending 1Q25, Gulf South Peer Group defined as: FGBI, HBCP, ISTR, OBK, RRBI, GNTY, VBTX, TCBX, STEL. (1) Past due loans include balances past due 30 days or more and not on a nonaccrual status. (2) Nonperforming loans include loan balances past due 90 days or more as well as loans on a nonaccrual status. (3) Total Loans includes SBA PPP loan balances. CREDIT METRICS ANALYSIS Nonperforming Loans(2) Net Charge-offs

21 3.45% 3.51% 3.61% 3.68% 3.68% 3.34% 3.46% 3.56% 3.64% 3.64% 3.85% 3.81% 3.53% 3.35% 3.31% 2.96% 2.95% 2.81% 2.70% 2.64% 7.07% 7.12% 7.05% 6.99% 6.96% 5.50% 5.00% 4.50% 4.50% 4.50% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 NIM NIM ex. Accretion Cost of Int. Bearing Deposits Total Cost of Deposits Loan Yield Target Fed Funds Rate Note: Data is as of June 30, 2025. Chart based on GAAP data. (1) NIM excluding loan discount accretion is a non-GAAP financial measure and excludes the accretion of the loan discount on acquired loans. See appendix for applicable reconciliation. YIELD / RATE ANALYSIS (1)

ESTIMATED DEPOSIT BETA IN EASING RATE CYCLE

- **Internal modeling implies an estimated total deposit beta of 45% – 55%, in the near-term downward rate cycle**
- **Opportunity to improve pre-tax earnings with a low single-digit expansion in the Core NIM[3] under the 25 bps reduction scenario, assuming a static balance sheet over the next twelve months**
- **Overall Core CD balance[1] retention rate was 96% during June**
- **$92 million remaining Core CD balances[1] will mature in 3Q25, with $124 million maturing in 4Q25**

Deposit Portfolio (as of 6/30/25)	% of Deposits	$ Amount of Deposits	Weighted Avg. Rate[2]	Approx. Beta in Easing Cycle
Non-Interest Bearing Deposits	22.0%	$1,410.7	-%	-%
Core Time Deposits[1]	5.6%	$357.6	2.96%	45 - 55%
High Beta/Special CDs	10.6%	$679.7	4.20%	55 - 65%
Brokered Deposits	9.5%	$611.5	4.40%	100%
Low Beta/Standard Non-Maturity Deposits	9.7%	$625.1	1.92%	25 - 35%
Higher Beta Non-Maturity Deposits	42.6%	$2,735.1	3.20%	70 - 80%
Total Deposits	**100.0%**	**$6,419.7**	**2.58%**	**45 - 55%**

Note: Dollars in millions; amounts may not total due to rounding. Betas are estimates that reflect the deposit portfolio composition as of June 30, 2025, based on analysis of BFST deposit pricing in prior cycles.
(1) Core CDs and Core Time Deposits exclude brokered deposits and CDARs.
(2) Reflects weighted average rate as of month-end, June 30, 2025.
(3) Non-GAAP financial measure. See appendix for applicable reconciliation.

22

LOAN PORTFOLIO OVERVIEW – REPRICING OPPORTUNITY

Loan Portfolio HFI (as of 6/30/25)

57.0% of total loans HFI are floating / variable rate or fixed rate maturing/repricing within the next 12-months

77.8% of floating-rate loan balances would reprice immediately with a 0.25% decrease in interest rates



25.3%
43.0%
21.6%
10.2%

	Outstanding Balance ($MM)		Outstanding Balance (% of Total)	Weighted Avg. Rate[(1)]
Fixed Rate Loans (mature/reprice > 1 year)	$	2,579.6	43.0%	5.85%
Fixed Rate Loans (mature/reprice < 1 year)		611.4	10.2%	6.18%
Floating Rate with Floors		1,294.4	21.6%	7.58%
Floating Rate without Floors		1,520.5	25.3%	7.55%
Total	**$**	**6,005.9**	**100.0%**	**6.69%**

- 46.9% of total loans HFI are floating rate
  - 77.8% of floating-rate loan balances would reprice immediately with a 0.25% decrease in interest rates
- 75.4% of floating-rate loans float on the WSJ Prime Daily Index
- 53.2% of total loans HFI are fixed rate
  - 10.2% of fixed-rate loans mature within the next 12 months

Maturities by Loan Type

(dollars in millions)	Fixed Rate Loans Maturing Beyond 1-Year: Q3'26	FY 2026	FY 2027	FY 2028	> FY 2028
C&D	$ 6.9	$ 10.5	$ 35.5	$ 9.2	$ 47.7
Owner-Occupied CRE	16.6	51.9	146.4	112.5	315.7
Income Producing CRE	24.8	88.7	310.9	111.8	231.0
C&I	8.8	21.5	84.8	70.4	283.8
Agricultural	0.8	0.9	0.7	0.6	3.6
Farmland	0.8	2.9	6.5	11.8	28.2
1-4 Family	10.5	30.9	77.7	48.5	253.0
Consumer & Other	24.2	28.9	84.2	27.8	41.1
Total	**$ 93.4**	**$ 236.1**	**$ 746.8**	**$ 392.7**	**$ 1,204.0**
Weighted Avg. Rate[(1)]	**5.69%**	**5.22%**	**5.30%**	**6.92%**	**5.98%**

(dollars in millions)	Fixed Rate Loans Maturing within the next 12-Months: Q3'25	Q4'25	Q1'26	Q2'26	NTM Total
C&D	$ 45.6	$ 8.9	$ 4.4	$ 8.5	$ **67.4**
Owner-Occupied CRE	35.2	6.9	20.7	18.8	**81.5**
Income Producing CRE	23.9	7.6	31.3	40.7	**103.5**
C&I	57.4	15.9	31.4	16.3	**120.9**
Agricultural	15.6	1.4	29.8	51.7	**98.5**
Farmland	5.4	0.1	0.1	2.6	**8.2**
1-4 Family	29.1	11.2	8.9	30.5	**79.6**
Consumer & Other	20.6	13.5	13.1	4.6	**51.8**
Total	**$ 232.7**	**$ 65.3**	**$ 139.8**	**$ 173.5**	**$ 611.4**
Weighted Avg. Rate[(1)]	**6.06%**	**5.44%**	**6.13%**	**6.65%**	**6.18%**

(dollars in millions)	All Floating Rate Loans, Maturing, Q3'25	FY 2025	FY 2026	FY 2027	> FY 2027
C&D	$ 65.4	$ 124.2	$ 142.3	$ 101.6	$ 61.8
Owner-Occupied CRE	11.5	36.0	24.4	42.6	287.4
Income Producing CRE	47.3	50.0	117.1	57.3	239.5
C&I	188.5	279.4	376.0	98.3	312.8
Agricultural	5.2	6.7	31.6	0.8	2.7
Farmland	28.7	31.3	8.3	12.4	16.0
1-4 Family	12.4	19.0	20.6	13.0	138.1
Consumer & Other	33.6	54.7	39.4	30.0	39.2
Total	**$ 392.6**	**$ 601.4**	**$ 759.8**	**$ 356.2**	**$ 1,097.6**
Weighted Avg. Rate[(1)]	**7.84%**	**7.81%**	**7.79%**	**7.56%**	**7.26%**

Note: Dollars in millions. Data is as of June 30, 2025. Loan balances are before accounting adjustments and excludes loans in process.
(1) Reflects weighted average stated rate for the month-end for each period indicated.

23

24 Loan Portfolio

25 $374 $(374) $5,981 $432 $(365) $6,048 $5,981 Beginning Loans BFST Originations Paydowns / Payoffs 3/31/25 Loans BFST Originations Paydowns / Payoffs Ending Loans Note: Data is as of June 30, 2025. Dollars in millions. Loan balances are before accounting adjustments. OPERATING LOAN GROWTH Loan Composition by Market 13.0% 12.4% 18.0% 9.8% 5.1% 14.2% 32.9% 7.5% 0 1,000 2,000 3,000 4,000 5,000 6,000 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 12/31/23 12/31/24 06/30/25 Capital North Louisiana Southwest Louisiana Bayou Greater New Orleans Dallas Houston Q2’25 YTD Loan Growth Waterfall (12/31/24) (6/30/25)

26 Note: Loan composition as of June 30, 2025, based on preliminary FDIC call report data. LOAN COMPOSITION $6.05 billion Total Loan Portfolio Composition Top 5 Exposure Categories Outstanding Unfunded Average NPLs % of Balance Commitment Loan Size Total Loans Commercial $1.88 billion $900 million $447 thousand 1.11% CRE - Owner-Occupied $1.1 billion $95 million $937 thousand 0.69% CRE - Non Owner-Occupied $1.31 billion $52 million $1.97 million 1.15% Construction & Land $600 million $232 million $588 thousand 0.92% 1-4 Family $581 million $11 million $215 thousand 1.17% Total $5.47 billion $1.29 billion $831 thousand 1.02%

27 LOAN COMPOSITION: COMMERCIAL Note: Data is as of June 30, 2025. Percentages based on loan balances before accounting adjustments. • Commercial loans represent 32.4% of the total loan portfolio • Total commercial loan growth year-over-year of 29.0% driven by regional growth in New Orleans, North Louisiana, and Southwest Louisiana as well as Dallas Fort Worth with the acquisition of Oakwood. • Weighted average maturity of the commercial portfolio is 2.39 years Commercial Loans by Collateral Commercial Loans by Market AR & Inventory, 40.0% Equipment, 9.5% All Other, 25.5% Titled Collateral, 10.7% Cash/Securities, 7.1% Agricultural, 7.3% DFW, 39.1% North Louisiana, 20.1% Bayou, 7.1% Capital, 9.2% Greater New Orleans, 10.8% Southwest Louisiana, 7.0% Houston, 6.8%

LOAN COMPOSITION: COMMERCIAL REAL ESTATE

C&D Composition


$600.3
million
5.4%
7.8%
15.1%
18.5%
5.1%
11.3%
6.3%
4.2%
7.5%
18.6%

C&D Portfolio	
Raw Land	5.4%
Vacant Residential Lots	7.8%
Vacant Commercial Lots	15.1%
Land Development - Residential	18.5%
Residential Construction - OORE	5.1%
Residential Construction - Non OORE	11.3%
Commercial Construction - Retail	6.3%
Commercial Construction - Office	4.2%
Commercial Construction - Apartment/Multi-Family	7.5%
Commercial Construction - Other	18.6%
Total C&D	**100.0%**

CRE Composition - Owner Occupied


$1.10
billion
1.0%
26.9%
23.2%
14.1%
12.7%
22.0%

Owner Occupied CRE Portfolio	
Hotel/Motel	1.0%
Office Building	26.9%
Office/Warehouse	23.2%
Retail	14.1%
Commercial Building	12.7%
Other	22.0%
Total CRE - Owner Occupied	**100.0%**

CRE Composition - Income Producing


$1.31
billion
12.2%
19.5%
3.5%
7.0%
8.2%
23.5%
8.7%
17.3%

Income Producing CRE Portfolio	
Hotel/Motel	12.2%
Office Building	19.5%
Office/Warehouse	3.5%
Warehouse	7.0%
Retail - Single-Tenant	8.2%
Retail - Multi-Tenant	23.5%
Commercial Building	8.7%
Other	17.3%
Total CRE - Income Producing	**100.0%**

C&D by Geography(1)


$600.3
million
23.4%
12.5%
8.7%
4.9%
4.0%
3.9%
3.2%
3.0%
2.9%
2.3%
31.2%

C&D Portfolio	
Dallas, TX	23.4%
Baton Rouge, LA	12.5%
Covington, LA	8.7%
Westlake, TX	4.9%
Frisco, TX	4.0%
Hammond, LA	3.9%
New Orleans, LA	3.2%
Houston, TX	3.0%
Heath, TX	2.9%
Friendswood, TX	2.3%
All Other Geographies	31.2%
Total C&D	**100.0%**

Owner Occupied CRE Geography(1)


$1.10
billion
10.3%
9.7%
6.2%
6.1%
3.5%
3.0%
3.0%
2.4%
2.4%
2.3%
51.1%

Owner Occupied CRE Portfolio	
Baton Rouge, LA	10.3%
Dallas, TX	9.7%
Houston, TX	6.2%
New Orleans, LA	6.1%
Monroe, LA	3.5%
Metairie, LA	3.0%
Lake Charles, LA	3.0%
Bossier City, LA	2.4%
Houma, LA	2.4%
Lafayette, LA	2.3%
All Other Geographies	51.1%
Total CRE - Owner Occupied	**100.0%**

Income Producing CRE Geography(1)


$1.31
billion
20.7%
12.9%
7.1%
7.0%
5.3%
3.9%
3.2%
3.0%
2.4%
2.4%
32.1%

Income Producing CRE Portfolio	
Dallas, TX	20.7%
Baton Rouge, LA	12.9%
Houston, TX	7.1%
Monroe, LA	7.0%
Covington, LA	5.3%
Lafayette, LA	3.9%
New Orleans, LA	3.2%
Lake Charles, LA	3.0%
Shreveport, LA	2.4%
Metairie, LA	2.4%
All Other Geographies	32.1%
Total CRE - Income Producing	**100.0%**

C&D Highlights

- $600.3 million total portfolio
- $26.3 million largest relationship(2)
- $588 thousand average loan size
- $252.4 million maturing over the next 12-months(3)
- Dallas, Baton Rouge and Covington represent top 3 geographies within C&D and comprise 44.6% of all C&D loans or $267.6 million

Owner-Occupied Highlights

- $1.10 billion total portfolio
- $18.9 million largest relationship(2)
- $937 thousand average loan size
- $120.1 million maturing over the next 12-months(3)
- Baton Rouge, Dallas and Houston represent top 3 geographies within owner-occupied and comprise 26.2% of all owner-occupied loans or $287.3 million

Income Producing Highlights

- $1.31 billion total portfolio
- $27.7 million largest relationship(2)
- $1.97 million average loan size
- $197.1 million balance maturing over the next 12-months(3)
- Dallas, Baton Rouge and Houston represent top 3 geographies within income producing and comprise 40.8% of all income producing loans or $534.3 million

Note: Dollars in millions. Data is as of June 30, 2025. Percentages based on loan balances before accounting adjustments.
(1) Geographic composition detail reflects borrower zip code on file in loan source files. Does not necessarily reflect zip code or location of loan collateral. Loan balances include Oakwood totals within Dallas geography.
(2) Represents the largest loan in each portfolio net of balances sold to other institutions.
(3) Represents the outstanding principal balance of all loans maturing between July 1, 2025, through June 30, 2026.

28

29 APPENDIX

HISTORICAL FINANCIAL SUMMARY

	For the Fiscal Year Ended December 31,					YTD
	2020	2021	2022	2023	2024	2025
Balance Sheet & Capital						
Total Assets	$4,160,360	$4,726,378	$5,990,460	$6,584,550	$7,857,090	$7,948,294
Gross Loans (Excl. HFS)	2,991,355	3,189,608	4,606,176	4,992,785	5,981,399	6,047,650
Deposits	3,616,679	4,077,283	4,820,345	5,248,790	6,511,331	6,419,651
Total Equity	409,963	433,368	580,481	644,259	799,466	848,440
Tangible Common Equity / Tangible Assets[1]	8.45 %	7.76 %	6.89 %	7.28 %	7.63 %	8.19 %
Tier 1 Leverage Ratio[2]	8.79	8.14	9.49	9.52	9.53	9.86
Total Risk-based Capital Ratio[2]	--	11.94	12.75	12.85	12.75	13.07
Net Loans (Excl. HFS) / Assets	71.37 %	66.87 %	76.25 %	75.21 %	75.43 %	75.35 %
Gross Loans (Excl. HFS) / Deposits	82.71	78.23	95.56	95.12	91.86	94.21
NIB Deposits / Deposits	32.19	31.66	32.14	24.75	20.84	21.97
Commercial Loans / Loans (Excl. HFS)[3]	21.60	22.62	25.05	27.22	31.24	32.43
C&D / Total Risk-Based Capital[4]	106.0 %	117.0 %	109.8 %	91.7 %	78.2 %	66.9 %
CRE / Total Risk-Based Capital[4]	262.0	250.1	272.1	253.5	253.6	246.7
Asset Quality						
NPLs / Loans (Excl. TDRs)[5]	0.35 %	0.41 %	0.25 %	0.34 %	0.42 %	0.97 %
NPAs / Assets (Excl. TDRs)[5]	0.48	0.31	0.21	0.28	0.39	0.76
Reserves / Loans (Excl. HFS)	0.74	0.91	0.83	0.81	0.92	0.97
NCOs / Average Loans	0.06	0.03	0.04	0.11	0.08	0.03
Profitability Ratios						
Net Income Available to Common Shareholders	$29,994	$52,136	$52,905	$65,642	$59,706	$39,946
ROAA	0.88 %	1.18 %	0.97 %	1.04 %	0.86 %	1.04 %
ROACE	8.42	12.25	11.59	12.36	9.54	10.68
Net Interest Margin	4.06 %	3.84 %	3.92 %	3.62 %	3.48 %	3.68 %
Efficiency Ratio	67.75	61.84	65.26	61.61	65.42	63.33
Non-Interest Income / Avg. Assets	0.63	0.80	0.54	0.62	0.63	0.71
Non-Interest Expense / Avg. Assets	2.95	2.66	2.73	2.47	2.55	2.62

Note: Dollars in thousands. As of December 31.
(1) Non-GAAP Financial measure. See appendix for applicable reconciliation.
(2) Preliminary consolidated capital ratios as of 6/30/2025. Total Capital Ratio not available for FY 2020 due to the bank's use of the Community Bank Leverage Ratio.
(3) Excludes SBA PPP loans.
(4) Calculated at the bank level based on preliminary FDIC call report data.
(5) Past due and nonaccrual loan amounts exclude purchased impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans. This was applicable to all periods 12/31/2022, and prior. The guidance and methodology were changed beginning 1/1/2023, due to CECL adoption.

30

COMMERCIAL REAL ESTATE – HISTORICAL PERFORMANCE

	Q4'19	Q4'20	Q4'21	Q4'22	Q4'23	Q4'24	Q2'25
Construction - 1-4 Family Residential	$ 60,780	$ 68,503	$ 90,861	$ 109,629	$ 117,128	$ 105,098	$ 109,577
Other Const, Development, Vacant Land & Lots	183,401	334,562	457,667	612,445	552,670	565,404	490,715
Total Construction	**244,181**	**403,065**	**548,528**	**722,074**	**669,798**	**670,502**	**600,292**
% of Total Loans [(1)]	*14.3%*	*13.5%*	*17.2%*	*15.7%*	*13.4%*	*11.2%*	*9.9%*
% of Total Bank Capital	*95.9%*	*106.0%*	*117.0%*	*116.7%*	*97.6%*	*83.9%*	*71.9%*
Multi-Family Properties	36,454	95,707	97,508	98,637	108,432	200,454	199,354
Commercial Rental	284,795	496,198	525,977	967,915	1,072,280	1,299,469	1,309,886
Other Loans for Real Estate Purposes	708	736	500	409	481	4,112	103,189
Total Outstanding CRE Exposure	**$ 566,138**	**$ 995,706**	**$ 1,172,513**	**$ 1,789,035**	**$ 1,850,991**	**$ 2,174,537**	**$ 2,212,721**
% of Total Loans [(1)]	*33.1%*	*33.3%*	*36.7%*	*38.8%*	*37.1%*	*36.4%*	*36.6%*
% of Total Bank Capital	*222.4%*	*262.0%*	*250.1%*	*289.1%*	*269.7%*	*272.1%*	*264.9%*
Credit Ratings[(2)]							
Pass-Watch / Special Mention %	0.5%	1.7%	2.7%	3.0%	2.4%	7.1%	7.3%
Classified %	0.9%	0.7%	1.2%	0.7%	0.6%	0.4%	1.0%
Total Watch List %	1.4%	2.4%	3.9%	3.6%	3.0%	7.6%	8.3%
Past Dues[(3)]							
Nonaccrual Loans	$ 1,449	$ 1,578	$ 1,701	$ 1,250	$ 4,569	$ 6,130	$ 20,301
Past Due 90 days or more	-	77	-	4	-	-	309
Total Past Due	$ 1,449	$ 1,654	$ 1,701	$ 1,254	$ 4,569	$ 6,130	$ 20,610
Total Past Due / Total CRE Loans	*0.3%*	*0.2%*	*0.1%*	*0.1%*	*0.2%*	*0.3%*	*0.9%*
Net Charge Offs YTD[(4)]	$ (2)	$ 14	$ 147	$ (9)	$ 1,982	$ 1,683	$ 204
Net Charge Offs YTD / CRE Loans	*(0.00%)*	*0.00%*	*0.01%*	*(0.00%)*	*0.11%*	*0.08%*	*0.01%*

Note: Dollars in thousands.
(1) Calculated at the bank level based on preliminary FDIC call report data.
(2) Based on outstanding loan balances prior to accounting adjustments. Percentage based on CRE loans outstanding.
(3) Past due and nonaccrual loan amounts exclude purchased impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans. This was applicable to all periods 12/31/2022, and prior. The guidance and methodology were changed beginning 1/1/2023, due to CECL adoption.
(4) All charge-offs are YTD through period noted.

31

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Core Net Income, ROAA, NIM excluding loan discount accretion	For the Year Ended December 31,					Fiscal Quarter				
	2020	2021	2022	2023	2024	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Core Net Income:										
Net Income	$ 29,994	$ 52,136	$ 52,905	$ 65,642	$ 59,706	$ 15,856	$ 16,492	$ 15,138	$ 19,193	$ 20,753
Adjustments[(1)]:										
Insurance Reimbursement of storm expenditures, net of tax	$ -	$ -	$ (543)	$ -	$ -	$ -	$ -	$ -	$ -	$ -
(Gain)/Loss Former Bank Premises & Equipment	$ 277	$ 799	$ 566	$ -	$ (39)	$ -	$ -	$ -	$ (122)	$ -
Write-Down on Former Bank Premises	$ -	$ -	$ -	$ 341	$ -	$ -	$ -	$ -	$ -	$ -
(Gain)/Loss on Sale of Securities	$ (107)	$ (299)	$ 38	$ 2,023	$ (6)	$ -	$ 10	$ (17)	$ 1	$ 37
(Gain)/Loss on Sale of Banking Center	$ -	$ (354)	$ -	$ (745)	$ -	$ -	$ -	$ -	$ -	$ (2,527)
(Gain)/Loss on Extinguishment of Debt	$ -	$ -	$ -	$ (1,150)	$ -	$ -	$ -	$ -	$ (497)	$ -
Occupancy and bank premises-hurricane repair	$ -	$ 1,230	$ 395	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Stock Option Exercises	$ (530)	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Acquisition-related expenses	$ 7,832	$ 407	$ 4,236	$ 215	$ 1,524	$ 417	$ 319	$ 162	$ 536	$ 467
Core conversion expenses	$ -	$ -	$ -	$ -	$ 769	$ -	$ 403	$ 366	$ 170	$ 795
CECL Oakwood impact	$ -	$ -	$ -	$ -	$ 3,805	$ -	$ -	$ 3,805	$ -	$ -
Core Net Income	$ 37,466	$ 53,919	$ 57,597	$ 66,326	$ 65,759	$ 16,273	$ 17,224	$ 19,454	$ 19,281	$ 19,525
Core Return on Average Assets:										
Net Income	$ 29,994	$ 52,136	$ 52,905	$ 65,642	$ 59,706	$ 15,856	$ 16,492	$ 15,138	$ 19,193	$ 20,753
Core Net Income	$ 37,466	$ 53,919	$ 57,597	$ 66,326	$ 65,759	$ 16,273	$ 17,224	$ 19,454	$ 19,281	$ 19,525
Average Assets	$ 3,426,120	$ 4,403,670	$ 5,473,508	$ 6,341,880	$ 6,973,735	$ 6,711,173	$ 6,788,644	$ 7,721,338	$ 7,750,982	$ 7,791,371
ROAA	0.88%	1.18%	0.97%	1.04%	0.86%	0.95%	0.97%	0.78%	1.00%	1.07%
Core ROAA	1.09%	1.22%	1.05%	1.05%	0.94%	0.98%	1.01%	1.00%	1.01%	1.01%
ROACE	8.42%	12.25%	11.59%	12.36%	9.54%	10.94%	10.76%	8.23%	10.48%	10.87%
Core ROACE	10.51%	12.67%	12.62%	12.49%	10.51%	11.22%	11.23%	10.58%	10.53%	10.23%
Average Diluted Shares Outstanding	18,243,445	20,634,281	22,817,493	25,296,200	26,452,084	25,395,614	25,440,247	29,520,781	29,545,921	29,586,975
Diluted Earnings per Common Share	$ 1.64	$ 2.53	$ 2.32	$ 2.59	$ 2.26	$ 0.62	$ 0.65	$ 0.51	$ 0.65	$ 0.70
Core Diluted Earnings per Common Share	$ 2.05	$ 2.61	$ 2.52	$ 2.62	$ 2.49	$ 0.64	$ 0.68	$ 0.66	$ 0.65	$ 0.66
Net Interest Margin Excluding Loan Discount Accretion:										
Net Interest Income	$ 127,646	$ 153,884	$ 199,577	$ 215,129	$ 227,383	$ 54,009	$ 56,114	$ 65,729	$ 65,983	$ 67,042
Adjustments:										
Loan purchase discount accretion	(6,592)	(7,750)	(9,432)	(9,311)	(4,182)	(1,695)	(705)	(997)	(793)	(767)
Adjusted Net Interest Income	$ 121,054	$ 146,134	$ 190,145	$ 205,818	$ 223,201	$ 52,314	$ 55,409	$ 64,732	$ 65,190	$ 66,275
Average Interest-earning Assets	$ 3,145,743	$ 4,011,773	$ 5,091,684	$ 5,939,405	$ 6,536,333	$ 6,291,616	$ 6,363,995	$ 7,237,784	$ 7,263,399	$ 7,299,899
Net Interest Margin	4.06%	3.84%	3.92%	3.62%	3.48%	3.45%	3.51%	3.61%	3.68%	3.68%
Net Interest Margin excluding loan discount accretion	3.85%	3.64%	3.73%	3.47%	3.41%	3.34%	3.46%	3.56%	3.64%	3.64%

Note: Dollars in thousands except per share data.
(1) Adjustments are net of tax.

32

33 Note: Dollars in thousands except per share data. (1) Adjustments are net of tax. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TTM Q3'24 Q4'24 Q1'25 Q2'25 Q2'25 Core Net Income: Net Income 16,492$ 15,138$ 19,193$ 20,753$ 71,576$ Adjustments(1): -$ -$ (122)$ -$ (122)$ 10$ (17)$ 1$ 37$ 32$ (Gain)/Loss on Sale of Banking Center -$ -$ -$ (2,527)$ (2,527)$ -$ -$ (497)$ -$ (497)$ 319$ 162$ 536$ 467$ 1,484$ 403$ 366$ 170$ 795$ 1,735$ -$ 3,805$ -$ -$ 3,805$ Core Net Income 17,224$ 19,454$ 19,281$ 19,525$ 75,484$ Core Return on Average Assets: Net Income 16,492$ 15,138$ 19,193$ 20,753$ 71,576$ Core Net Income 17,224$ 19,454$ 19,281$ 19,525$ 75,484$ Average Assets 6,788,644$ 7,721,338$ 7,750,982$ 7,791,371$ 7,513,084$ ROAA 0.97% 0.78% 1.00% 1.07% 0.95% Core ROAA 1.01% 1.00% 1.01% 1.01% 1.00% Average Diluted Shares Outstanding 25,440,247 29,520,781 29,545,921 29,586,975 28,523,481 Diluted Earnings per Common Share 0.65$ 0.51$ 0.65$ 0.70$ 2.51$ Core Diluted Earnings per Common Share 0.68$ 0.66$ 0.65$ 0.66$ 2.65$ Core conversion expenses CECL Oakwood impact Core Net Income and ROAA - Trailing Twelve Months Fiscal Quarter (Gain)/Loss Former Bank Premises & Equipment (Gain)/Loss on Sale of Securities (Gain)/Loss on Extinguishment of Debt Acquisition-related expenses

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TCE/TA, TBVPS					
	Fiscal Quarter				
	Q2'24	Q3'24	Q4'24	Q1'25	Q2'25
Tangible Common Equity / Tangible Assets:					
Tangible Common Equity					
Total Shareholders' Equity	$ 664,530	$ 699,524	$ 799,466	$ 826,312	$ 848,440
Preferred Stock	(71,930)	(71,930)	(71,930)	(71,930)	(71,930)
Total Common Shareholders' Equity	$ 592,600	$ 627,594	$ 727,536	$ 754,382	$ 776,510
Adjustments:					
Goodwill	(91,527)	(91,527)	(121,572)	(121,691)	(121,146)
Core deposit and other intangibles	(10,849)	(10,326)	(17,252)	(16,538)	(15,775)
Total Tangible Common Equity	$ 490,224	$ 525,741	$ 588,712	$ 616,153	$ 639,589
Tangible Assets					
Total Assets	$ 6,703,889	$ 6,888,649	$ 7,857,090	$ 7,784,728	$ 7,948,294
Adjustments:					
Goodwill	(91,527)	(91,527)	(121,572)	(121,691)	(121,146)
Core deposit and other intangibles	(10,849)	(10,326)	(17,252)	(16,538)	(15,775)
Total Tangible Assets	$ 6,601,513	$ 6,786,796	$ 7,718,266	$ 7,646,499	$ 7,811,373
Common Equity to Total Assets	8.84%	9.11%	9.26%	9.69%	9.77%
Tangible Common Equity to Tangible Assets	7.43%	7.75%	7.63%	8.06%	8.19%
Tangible Book Value per Share:					
Tangible Common Equity					
Total Shareholders' Equity	$ 664,530	$ 699,524	$ 799,466	$ 826,312	$ 848,440
Preferred Stock	(71,930)	(71,930)	(71,930)	(71,930)	(71,930)
Total Common Shareholders' Equity	$ 592,600	$ 627,594	$ 727,536	$ 754,382	$ 776,510
Adjustments:					
Goodwill	(91,527)	(91,527)	(121,572)	(121,691)	(121,146)
Core deposit and other intangibles	(10,849)	(10,326)	(17,252)	(16,538)	(15,775)
Total Tangible Common Equity	$ 490,224	$ 525,741	$ 588,712	$ 616,153	$ 639,589
Adjustments:					
Exclude AOCI	(67,784)	(46,144)	(62,998)	(52,844)	(47,768)
Total Tangible Common Equity (excl. AOCI)	$ 558,008	$ 571,885	$ 651,710	$ 668,997	$ 687,357
Common shares outstanding	25,502,175	25,519,501	29,552,358	29,572,297	29,602,970
Book Value per Common Share	$ 23.24	$ 24.59	$ 24.62	$ 25.51	$ 26.23
Tangible Book Value per Common Share	$ 19.22	$ 20.60	$ 19.92	$ 20.84	$ 21.61
Tangible Book Value per Common Share (excl. AOCI)	$ 21.88	$ 22.41	$ 22.05	$ 22.62	$ 23.22

Note: Dollars in thousands except per share data.

34

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TCE/TA, TBVPS

	For the Year Ended December 31,				
	2020	2021	2022	2023	2024
Tangible Common Equity / Tangible Assets:					
Tangible Common Equity					
Total Shareholders' Equity	$ 409,963	$ 433,368	$ 580,481	$ 644,259	$ 799,466
Preferred Stock	-	-	(71,930)	(71,930)	(71,930)
Total Common Shareholders' Equity	$ 409,963	$ 433,368	$ 508,551	$ 572,329	$ 727,536
Adjustments:					
Goodwill	(53,862)	(59,894)	(88,543)	(88,391)	(121,572)
Core deposit and other intangibles	(9,734)	(12,203)	(14,042)	(11,895)	(17,252)
Total Tangible Common Equity	$ 346,367	$ 361,271	$ 405,966	$ 472,043	$ 588,712
Tangible Assets					
Total Assets	$ 4,160,360	$ 4,726,378	$ 5,990,460	$ 6,584,550	$ 7,857,090
Adjustments:					
Goodwill	(53,862)	(59,894)	(88,543)	(88,391)	(121,572)
Core deposit and other intangibles	(9,734)	(12,203)	(14,042)	(11,895)	(17,252)
Total Tangible Assets	$ 4,096,764	$ 4,654,281	$ 5,887,875	$ 6,484,264	$ 7,718,266
Common Equity to Total Assets	9.85%	9.17%	8.49%	8.69%	9.26%
Tangible Common Equity to Tangible Assets	8.45%	7.76%	6.89%	7.28%	7.63%
Tangible Book Value per Share:					
Tangible Common Equity					
Total Shareholders' Equity	$ 409,963	$ 433,368	$ 580,481	$ 644,259	$ 799,466
Preferred Stock	-	-	(71,930)	(71,930)	(71,930)
Total Common Shareholders' Equity	$ 409,963	$ 433,368	$ 508,551	$ 572,329	$ 727,536
Adjustments:					
Goodwill	(53,862)	(59,894)	(88,543)	(88,391)	(121,572)
Core deposit and other intangibles	(9,734)	(12,203)	(14,042)	(11,895)	(17,252)
Total Tangible Common Equity	$ 346,367	$ 361,271	$ 405,966	$ 472,043	$ 588,712
Adjustments:					
Exclude AOCI	10,628	(1,177)	(74,204)	(66,585)	(62,998)
Total Tangible Common Equity	$ 335,739	$ 362,448	$ 480,170	$ 538,628	$ 651,710
Common shares outstanding	20,621,437	20,400,349	25,110,313	25,351,809	29,552,358
Book Value per Common Share	$ 19.88	$ 21.24	$ 20.25	$ 22.58	$ 24.62
Tangible Book Value per Common Share	$ 16.80	$ 17.71	$ 16.17	$ 18.62	$ 19.92
Tangible Book Value per Common Share (excl. AOCI)	$ 16.28	$ 17.77	$ 19.12	$ 21.25	$ 22.05

Note: Dollars in thousands except per share data.

35

36 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Note: Dollars in thousands. (1) Excludes gains/losses on sales of securities. TTM Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 12/31/2023 12/31/2024 Q2'25 Core Efficiency Ratio: Noninterest Expense 43,110$ 42,450$ 49,570$ 50,578$ 51,206$ 156,702$ 177,652$ 193,804$ Core Adjustments (419)$ (830)$ (631)$ (895)$ (1,578)$ (668)$ (2,595)$ (3,934)$ Net Interest and Noninterest Income 66,185$ 66,901$ 77,565$ 79,210$ 81,504$ 254,336$ 271,569$ 305,180$ Core Adjustments -$ -$ -$ (785)$ (3,360)$ (2,403)$ (50)$ (4,145)$ Efficiency Ratio(1) 65.14% 63.45% 63.91% 63.85% 62.83% 61.61% 65.42% 63.50% Core Efficiency Ratio 64.50% 62.21% 63.09% 63.35% 63.51% 61.93% 64.47% 63.07% Core Efficiency Ratio Fiscal Quarter Fiscal Year Ended

37 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Note: Dollars in thousands. Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Core pre-tax, pre-provision earnings: Pre-tax, pre-provision earnings 23,075$ 24,438$ 28,016$ 28,631$ 30,251$ Adjustments: -$ -$ -$ (155)$ -$ -$ -$ -$ -$ -$ -$ 13$ (21)$ 1$ 47$ (Gain)/Loss on Sale of Banking Center -$ -$ -$ -$ (3,360)$ -$ -$ -$ (630)$ -$ 419$ 319$ 168$ 679$ 570$ -$ 511$ 463$ 216$ 1,008$ -$ -$ 4,824$ -$ -$ Core pre-tax, pre-provision earnings 23,494$ 25,281$ 33,450$ 28,742$ 28,516$ Acquisition-related expenses Core conversion expenses CECL Oakwood impact Core Pre-tax, Pre-provision Earnings Fiscal Quarter (Gain)/Loss Former Bank Premises & Equipment Write-Down on Former Bank Premises (Gain)/Loss on Sale of Securities (Gain)/Loss on Extinguishment of Debt